Exhibit 99.1

Contacts:
Brian W. Poff	Scott Brittain
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7308
Addus HomeCare Corporation	scott.brittain@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FOURTH-QUARTER 2017 FINANCIAL RESULTS

Reports Net Income of $3.2 Million or $0.28 per Diluted Share and Adjusted Diluted EPS of $0.46

Adjusted EBITDA Increases to $10.6 Million on Revenue of $112.0 Million

Same-Store Sales Expand 4.1%

Frisco, Texas (March 5, 2018) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced its financial results for the fourth quarter and year ended December 31, 2017.

Net service revenues increased 8.0% for the quarter to $112.0 million from $103.7 million for the fourth quarter of 2016. Net income for the quarter was $3.2 million, a decrease of 57.2% from $7.6 million for the fourth quarter of 2016, and $0.28 per diluted share, a decrease of 57.6% from $0.66 per diluted share for the fourth quarter of 2016. Adjusted net income per diluted share increased 7.0% to $0.46 for the fourth quarter of 2017 from $0.43 for the fourth quarter of 2016. Adjusted net income per diluted share for the fourth quarter of 2017 excludes a non-cash increase in the provision for income taxes of $1.3 million, or $0.12 per diluted share, due to a write-down of net deferred tax assets pursuant to the Tax Cuts and Jobs Act; M&A expenses of $0.04; stock-based compensation expense of $0.04; and gain on sale and divestiture of $0.01. For the fourth quarter of 2016, adjusted net income per diluted share excludes prompt payment interest income from the state of Illinois of $0.17; M&A expenses of $0.02; reversal of prior estimated restructure charges of $0.03; severance and other costs of $0.01; reversal of stock-based compensation expense of $0.01; and the positive impact from normalization of effective tax rate of $0.04. Adjusted EBITDA increased 14.5% for the fourth quarter of 2017 to $10.6 million from $9.3 million for the fourth quarter of 2016. (See page 7 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

For 2017, net service revenues were $425.7 million, up 6.2% from $400.7 million for 2016. Net income for 2017 increased 13.2% to $13.6 million from $12.0 million for 2016 and increased 10.4% to $1.17 per diluted share from $1.06 per diluted share. Adjusted net income per diluted share increased 9.6% to $1.60 for 2017 from $1.46 for 2016. Adjusted EBITDA increased 14.6% to $36.8 million from $32.1 million in 2016.

“We are pleased with our operating and financial performance for the fourth quarter, which continued our positive trends for revenue growth, margin improvement and adjusted net income per diluted share that we have produced during 2017,” remarked Dirk Allison, President and Chief Executive Officer of Addus. “Our comparable-quarter revenue growth was driven by a solid increase in same-store revenue, which rose 4.1%, and the acquisition of Options Home Care, which provided its first full quarter of revenue. We further benefited from the October acquisition of a small private-pay home-care provider based in Arizona. Our revenue growth combined with our ongoing focus on operating efficiency has led to steady improvement in our operating leverage. As a result, combined with our solid gross margin of 27.4%, our adjusted EBITDA margin increased to 9.5% for the quarter, our third consecutive sequential-quarter increase.”

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ADUS Reports Fourth-Quarter 2017 Results

March 5, 2018

Revenue growth for the fourth quarter of 2017 reflected a 3.6% increase in billable hours per business day and a 4.2% increase in revenue per billable hour, compared with the fourth quarter of 2016.

At the end of 2017, the Company had cash of $53.8 million and bank debt of $44.4 million, while availability under its revolving credit facility was $105.1 million. Net cash provided by operating activities was $10.2 million for the fourth quarter of 2017 and $52.8 million for the full year.

Mr. Allison concluded, “We are well positioned to achieve further profitable growth for 2018. Our objectives for organic growth for the year again reflect our ongoing expectation for same-store revenue growth in our targeted range of 3% to 5%. In addition, our recent announcement of a definitive agreement to purchase Ambercare Corporation, which produced revenue of approximately $57 million for 2017, substantially strengthens the anticipated revenue and earnings contribution from our acquisition strategy for 2018. With our strong infrastructure and financial position, we are prepared to act on acquisition opportunities that fit our strategic plan.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for interest income from the State of Illinois, M&A expenses, normalization of the effective tax rate, stock-based compensation expense, restructure charges, severance and other costs, write off of debt issuance costs, write down of deferred assets due to tax reform and gain on sale of ADS and JV divestiture. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, after tax earnings from discontinued operations, write off of debt issuance costs, write down of deferred assets due to tax reform and gain on sale of ADS and JV divestiture. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, March 6, 2018, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 8399037. A telephonic replay of the conference call will be available through midnight on March 20, 2018, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 8399037.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

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ADUS Reports Fourth-Quarter 2017 Results

March 5, 2018

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of comprehensive personal care services that are provided in the home and assist with activities of daily living. Addus’ consumers are primarily persons who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. At December 31, 2017, Addus provided personal care services to approximately 34,000 consumers through 116 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Reports Fourth-Quarter 2017 Results

March 5, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Income (amounts and shares in thousands, except per share data) (Unaudited)
Income Statement Information:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net service revenues	$111,958	$103,656	$425,715	$400,688
Cost of service revenues	81,243	75,000	310,119	294,593

Gross profit	30,715	28,656	115,596	106,095
	27.4%	27.6%	27.2%	26.5%
General and administrative expenses	19,662	16,976	76,902	76,840
Gain on sale of assets	(402)	—	(2,467)	—
Depreciation and amortization	1,853	1,703	6,663	6,647
Provision for doubtful accounts	2,052	2,284	8,259	7,373

Total operating expenses	23,165	20,963	89,357	90,860

Operating income from continuing operations	7,550	7,693	26,239	15,235
Interest expense	841	572	4,472	2,332
Interest income	(14)	(2,766)	(66)	(2,812)
Other income	(52)	(80)	(217)	(206)

Income from continuing operations before income taxes	6,775	9,967	22,050	15,921
Income tax (benefit) expense from continuing operations	3,681	2,496	8,589	3,994

Net income from continuing operations	3,094	7,471	13,461	11,927
Discontinued operations:
Income from Home Health Business, net of tax	147	97	147	97

Earnings from discontinued operations	147	97	147	97

Net income	$3,241	$7,568	$13,608	$12,024

Net income per share:
Continuing Operations	$0.27	$0.65	$1.16	$1.05

Discontinued Operations	$0.01	$0.01	$0.01	$0.01

Weighted average number of common shares outstanding - diluted	11,638	11,494	11,623	11,349

Cash Flow Information:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net cash (used in) provided by operating activities	$10,193	$(31,734)	$52,771	$(743)
Net cash (used in) investing activities	(1,160)	(121)	(24,268)	(21,738)
Net cash (used in) provided by financing activities	(967)	422	17,238	26,390

Net change in cash	$8,066	$(31,433)	$45,741	$3,909
Cash at the beginning of the period	45,688	39,446	8,013	4,104

Cash at the end of the period	$53,754	$8,013	$53,754	$8,013

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ADUS Reports Fourth-Quarter 2017 Results

March 5, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Amounts in thousands) (Unaudited)
	December 31,
	2017	2016
Assets
Current assets
Cash	$53,754	$8,013
Accounts receivable, net	88,952	116,999
Prepaid expenses and other current assets	8,379	5,998

Total current assets	151,085	131,010

Property and equipment, net	7,489	6,648

Other assets
Goodwill	90,339	72,688
Intangible assets, net	16,596	15,263
Investment in joint venture	—	900
Deferred tax assets, net	1,601	3,355

Total other assets	108,536	92,206

Total assets	$267,110	$229,864

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,271	$4,486
Accrued expenses	44,800	42,603
Current portion of long-term debt, net of debt issuance costs	3,099	2,531

Total current liabilities	52,170	49,620

Long-term debt, less current portion, net of debt issuance costs	39,860	22,482

Total long-term liabilities	39,860	22,482

Total liabilities	92,030	72,102

Total stockholders’ equity	175,080	157,762

Total liabilities and stockholders’ equity	$267,110	$229,864

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ADUS Reports Fourth-Quarter 2017 Results

March 5, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Key Statistical and Financial Data (Unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
General:
Adjusted EBITDA (in thousands) (1)	$10,631	$9,284	$36,768	$32,094
States served at period end	—	—	24	24
Locations at period end	—	—	116	114
Employees at period end	—	—	26,097	23,070

Home & Community
Average billable census - same store (2)	33,323	34,097	33,919	33,944
Average billable census - acquisitions (3)	1,407	—	1,424	—
Average billable census total	34,730	34,097	35,343	33,944
Billable hours (in thousands)	6,148	5,934	23,833	23,088
Average billable hours per census per month	59.0	58.0	56.2	56.7
Billable hours per business day	94,582	91,288	91,664	88,460
Revenues per billable hour	$18.21	$17.47	$17.86	$17.35

Percentage of Revenues by Payor:
State, local and other governmental programs	62.4%	66.0%	64.2%	70.4%
Managed care organizations	34.8	30.7	33.1	26.1
Private pay	2.2	2.2	2.1	2.4
Commercial	0.6%	1.1%	0.6%	1.1%

(1)	We define Adjusted EBITDA as net income before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, after tax earnings from discontinued operations, write off of debt issuance costs, write down of deferred assets due to tax reform and gain on sale of ADS and JV divestiture. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	Exited sites would have reduced same store census for the three months ended December 31, 2016 by 416 and the twelve months ended December 31, 2016 by 428.
(3)	The average billable census in acquisitions of 1,242 and 1,141 for the three months and twelve months ended December 31, 2016, respectively, was reclassified to average billable census - same stores for comparability purposes.

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ADUS Reports Fourth-Quarter 2017 Results

March 5, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$3,241	$7,568	$13,608	$12,024
Less: (Earnings) from discontinued operations, net of tax	(147)	(97)	(147)	(97)

Net income from continuing operations	3,094	7,471	13,461	11,927

Interest expense	841	572	3,149	2,332
Interest income	(14)	(2,766)	(66)	(2,812)
Write off debt issuance costs	—	—	1,323	—
Write down deferred tax asset/impact of Tax Reform Act	1,305	—	1,305	—
(Gain) on sale of ADS and JV divestiture	(402)	—	(2,467)	—
Other non-operating income	(52)	(80)	(217)	(206)
Income tax (benefit) expense from continuing operations	2,376	2,496	7,284	3,994
Depreciation and amortization	1,853	1,703	6,663	6,647
M&A expenses	774	337	2,116	1,122
Stock-based compensation expense	734	(192)	2,552	1,072
Restructure charges	76	(457)	627	4,787
Severance and other costs	46	200	1,038	3,231

Adjusted EBITDA	$10,631	$9,284	$36,768	$32,094

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (2)
Net income per diluted share	$0.27	$0.65	$1.16	$1.05
Write down deferred tax asset from Tax Reform Act	0.12	—	0.12	—
Write off debt issuance costs per diluted share	—	—	0.09	—
Gain on sale of adult day service centers per diluted share	—	—	(0.12)	—
Gain on sale of joint venture divestiture per diluted share	(0.01)	—	(0.01)	—
Interest income from State of Illinois	—	(0.17)	—	(0.17)
Normalization of effective tax rate	—	(0.04)	—	(0.06)
M&A expenses per diluted share	0.04	0.02	0.12	0.07
Restructure charges per diluted share	—	(0.03)	0.03	0.30
Severance and other costs per diluted share	—	0.01	0.06	0.20
Stock-based compensation expense per diluted share	0.04	(0.01)	0.15	0.07

Adjusted net income per diluted share	$0.46	$0.43	$1.60	$1.46

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (3)
Net service revenues	$111,958	$103,656	$425,715	$400,688
Revenues associated with the closure of certain sites	—	(1,335)	(1,340)	(5,828)

Adjusted net service revenues	$111,958	$102,321	$424,375	$394,860

(1)	We define Adjusted EBITDA as net income before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, after tax earnings from discontinued operations, write off of debt issuance costs, write down of deferred assets due to tax reform and gain on sale of ADS and JV divestiture. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define Adjusted net income per diluted share as net income per diluted share, adjusted for interest income from the State of Illinois, M&A expenses, normalization of the effective tax rate, stock-based compensation expense, restructure charges, severance and other costs, write off of debt issuance costs, write down of deferred assets due to tax reform and gain on sale of ADS and JV divestiture. Adjusted net income per diluted share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(3)	We define Adjusted net service revenues as net service revenues adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net service revenues or any other measure of financial performance calculated in accordance with GAAP.

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